Exhibit 99.1

Cineverse Acquires Giant Worldwide and Integrates Service into Matchpoint™ Platform, Bringing Deep Studio Relationships into Its Automated Media Services Ecosystem

Acquisition Brings Giant’s Existing Clients – Including the World’s Top Movie Studios, Networks and Leading Entertainment Companies – to Cineverse's Matchpoint™ Ecosystem

LOS ANGELES – January 7, 2026 – Cineverse (Nasdaq: CNVS), a next-generation entertainment studio, today announced the acquisition of Giant Worldwide, a global media services provider serving the world's leading Hollywood studios and streaming platforms.

Thanks to this strategic acquisition, Matchpoint™—the Company's award-winning, AI-powered media supply chain solution—solidifies its role as the leader in the automated media supply chain area, in a fragmented $25+ billion post-production and media services market.

The transaction adds a substantial base of recurring revenue from major entertainment companies to Cineverse's Matchpoint™ platform and will play a key role in how it powers the future of content distribution through automation and AI-driven technology.

A Transformative Acquisition for the Matchpoint™ Platform

Giant Worldwide brings to Matchpoint™ an established global services footprint spanning Los Angeles, New York, and Warsaw, along with deep operational expertise in digital delivery fulfillment, Master QC, content localization, and OTT content testing along with highly-coveted Preferred Vendor Services badges for the leading streaming platforms. Critically, the acquisition delivers a diversified base of recurring revenue from trusted, long-standing relationships as an approved vendor amongst a very short list for an unparalleled client roster that includes four major Hollywood studios, the top independent film distributors and leading industry streaming platforms.

Many of these relationships can now be expanded via Matchpoint™, which aims to supplement expensive, labor-intensive video content processes with fully automated, AI-driven workflows. The integration will enable Giant Worldwide's major Hollywood studio and streaming platform clients to benefit from Matchpoint's proven automation and integrated AI capabilities—including automated ingest, frame-by-frame AI-based Video/Audio QC, AI-generated enhanced metadata enrichment, fully transparent automated mastering workflow, and machine learning-driven delivery optimization—to reduce costs, eliminate human error, and effortlessly scale content distribution to all leading video streaming platforms.

"This acquisition represents a pivotal moment for Matchpoint and for the media services industry," said Tony Huidor, President of Technology & Chief Product Officer at Cineverse. "We are immediately adding a significant base of prestigious Hollywood studio relationships by combining Giant Worldwide's long-standing client relationships with Matchpoint's advanced AI-native infrastructure. The result is something the industry has never seen: a platform aided by artificial intelligence that can ingest, normalize, enrich, and deliver large studio film libraries across hundreds of endpoints with minimal manual intervention.”

Capturing a Structural Market Opportunity

The global post-production and media services market is projected to reach $74 billion by 2034, growing at a CAGR of over 11%, according to Market.us -- driven by the explosive growth of streaming platforms, FAST channels, and global OTT distribution. Yet despite this growth, the industry remains structurally fragmented and operationally constrained—with the bulk of media services still executed through manual, human-centric workflows that lead to inconsistent quality, slow delivery cycles, and low margins. AI adoption in content creation and marketing has accelerated rapidly, but AI and automation in supply chain tasks—technical QC, metadata enrichment, ad break creation, graphic transformation, content compliance, and packaging—remains significantly underpenetrated, despite these being highly repeatable through sophisticated orchestration processes ideally suited for artificial intelligence.

Matchpoint's guiding thesis is that this market is undergoing the same transformation that enterprise IT and advertising operations experienced a decade ago: a shift from labor-led services to AI-powered, platform-led workflows, with value accruing to scaled, AI-native orchestration platforms that can deliver recurring revenue at highly attractive software margins. The acquisition of Giant Worldwide accelerates this strategy by combining:

• Global QC and fulfillment operations with teams across multiple continents

• Matchpoint's AI-powered automation platform capable of ingesting and mastering up to 15,000+ titles per month with a team of just 15 people

• AI-driven workflow orchestration that delivers 60-70% efficiency gains and enables software-like gross margins of 70-80%

• Approved vendor status for the two largest, most stringent transactional (TVOD) distribution platforms with a highly scalable media processing infrastructure

• MPA-certified (Motion Picture Association) media processing facilities that meet Hollywood studio’s stringent security requirements for handling high-value new film releases with a highly trained staff capable of meeting these highly-sensitive delivery requirements

Pro Forma Financial Guidance

Cineverse expects Giant Worldwide to contribute pro forma revenue of $15-17 million and pro forma EBITDA of $3.5-$4 million in fiscal year 2027. The majority of this revenue is recurring in nature, derived from ongoing service relationships with major Hollywood studio and streaming platform clients. Within the first year the Company anticipates approximately $2.5 million in additional annualized synergies through integration with Matchpoint.

The Company believes these projections are conservative, as management anticipates this acquisition will provide immediate market validation that spurs strong synergies with a significant base of additional customers who will transition recurring business to the Matchpoint platform away from legacy, human-dependent competitors to benefit from the superior economics and advanced AI-powered capabilities of Matchpoint’s machine-based workflow.

The all-cash transaction is immediately accretive to Cineverse and was structured to be highly capital-efficient, requiring minimal upfront investment while delivering significant recurring services revenue and EBITDA contribution within the current fiscal year. The acquisition is further de-risked by positioning Cineverse to leverage Giant Worldwide's established, long-standing relationships with major studio clients to accelerate the growth of the complementary Matchpoint SaaS business. The business generates positive EBITDA with a diversified, established customer base, providing Cineverse with a strong foundation for margin expansion through Matchpoint's AI-powered integration.

A Repeatable Consolidation Model

This acquisition demonstrates Cineverse's disciplined approach to value creation: acquire legacy media services assets with strong recurring revenue relationships at attractive valuations, then convert them to the modern era through AI-powered automation and scale at software margins. The Company believes it is uniquely positioned to execute this strategy given:

• Matchpoint — the industry's only fully automated, AI-native media supply chain platform, developed nearly over a decade with a world-class engineering team leveraging cutting-edge artificial intelligence

• Proven unit economics that demonstrate the margin transformation possible when manual, human-dependent workflows are replaced with highly automated AI-powered orchestration capabilities

• Deep industry relationships and operational credibility that facilitate trust-based transitions of mission-critical studio workflows that drive recurring revenue streams

“AI-aided automation is the key that unlocks the full capabilities of Matchpoint—it's what allows us to offer significant software scalability where legacy media services companies are hindered by labor constraints and their associated high costs. Matchpoint is the key to transform a fragmented, low-margin services industry into a scalable high-margin, recurring revenue technology business,” added Huidor. “The digital media services industry is ripe for consolidation and overdue for AI-driven transformation. Cineverse intends to be the architect of that transformation, and the Giant Worldwide acquisition is a critical foundational step in building the dominant, industry-leading services company in this space.”

The management team of Giant Worldwide and the majority of the existing staff will join Cineverse, while the company will be re-branded as “Giant Worldwide, A Matchpoint Company.” Alongside Matchpoint, Giant will operate within the umbrella of the Cineverse Technology Group, a division of parent company, Cineverse. Giant’s full client roster can expect the same uninterrupted quality service and continue to rely on their trustworthy reputation earned over the last 20 years as a top-tier service company greatly valued by its high-profile clients.

About Matchpoint

Matchpoint™ is Cineverse's award-winning, AI-powered media supply chain platform that is radically changing the way content is managed and delivered. Built on a foundation of artificial intelligence and machine learning, Matchpoint has replaced today's expensive, labor-intensive video content processes with a fully transparent, automated workflow that significantly reduces costs, eliminates human error, and effortlessly facilitates content ingestion with delivery across more than 125 platforms and distribution models. The platform's suite of AI-enhanced products includes Matchpoint Dispatch for automated content management and delivery featuring intelligent QC and AI-driven metadata enrichment, Matchpoint Blueprint for scalable app building, and Matchpoint Insights for AI-powered business intelligence and predictive analytics.

About Cineverse Technology Group

Cineverse develops proprietary technology that powers the future of entertainment, leveraging the Company's position as a pioneer in the video streaming industry along with the industry-leading strength of its development team in India. This team has dedicated years building and refining technology solutions that have pioneered streaming content management and distribution while leaning into advances in AI to set the company apart from the competition. This includes the award-winning media supply chain platform Matchpoint™; the AI-powered search and discovery tool for film and television, CINESEARCH, which makes deciding what to watch as entertaining as the entertainment itself; cineCore, a dataset of more than two million titles, including extensive proprietary AI-generated film and TV metadata; and the C360 programmatic audience network and ad-tech platform that provides brands the opportunity to target and reach key fandoms wherever they are.

About Cineverse

Cineverse (NASDAQ: CNVS) is a next-generation entertainment studio that empowers creators and entertains fans with a wide breadth of content through the power of technology. The Company has developed a new blueprint for delivering entertainment experiences to passionate audiences and results for its partners with unprecedented efficiency, distributing more than 71,000 premium films, series, and podcasts. Cineverse's proprietary technology suite includes the Matchpoint media supply chain platform, CINESEARCH AI-powered discovery engine, cineCore metadata database, and C360 programmatic audience network. For more information, visit home.cineverse.com.

About Giant Worldwide, a Matchpoint Company

Giant Worldwide, a Matchpoint Company, is a full-service digital studio with offices in New York City, Los Angeles, and Poland. With over 20 years of experience, Giant Worldwide specializes in the preparation, localization, quality control, and delivery of premium digital content to global distribution platforms. Services include digital prep and encoding, master QC—including source QC and S&P compliance and end-to-end delivery for OTT, AVOD, SVOD, and EST platforms. Localization services include the creation and conformance of all subtitle languages and closed captions (CCs). Trusted by leading studios, distributors, and content owners, Giant Worldwide ensures content is technically flawless, culturally accurate, and delivered on time to meet live dates and critical deadlines. For more information, visit www.giant-worldwide.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue, EBITDA, customer transitions, margin improvements, and strategic benefits from the acquisition. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed or implied. The Company undertakes no obligation to update any forward-looking statements.

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Contacts:

The Lippin Group for Cineverse

Cineverse@lippingroup.com

Cineverse Investor Relations

ir@cineverse.com